Exhibit 10.1

CONSENT, JOINDER AND AMENDMENT NO. 9

TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT, JOINDER AND AMENDMENT NO. 9 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Consent and Amendment”) is dated as of January 14, 2022, among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech” and together with P&F and Florida Pneumatic, collectively, the “Borrowers” and each, a “Borrower”), JIFFY AIR TOOL, INC., a Delaware corporation (“Jiffy”), ATSCO HOLDINGS CORP., a Delaware corporation (“ATSCO”), BONANZA PROPERTIES CORP., a Delaware corporation (“Properties”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”) and EXHAUST TECHNOLOGIES, INC., a Delaware corporation (“Exhaust”), and HY-TECH ILLINOIS, INC., a Delaware corporation formerly known as DaVinci Purchase Corp., (“HT-Illinois”, and together with Jiffy, ATSCO, Properties, Continental, Countrywide, Embassy, and Exhaust, collectively, “Existing Guarantors”), HEISMAN ACQUISITION CORP., a Delaware corporation (“Heisman” or “New Guarantor”, and together with Existing Guarantors, collectively, “Guarantors” and each, a “Guarantor”), the financial institutions party to this Consent and Amendment as lenders (collectively, “Lenders”), and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as agent for Lenders (“Agent”).

RECITALS:

A.            Borrowers, Guarantors, Lenders and Agent are parties to a Second Amended and Restated Loan and Security Agreement dated as of April 5, 2017 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Consent and Amendment, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrowers have advised Agent and Lenders of the formation by Hy-Tech of Heisman as a wholly-owned Subsidiary. Borrowers have requested that Agent and Lenders consent to the purchase by Heisman of certain assets and the assumption certain liabilities of Jackson Gear Company, a Pennsylvania corporation (“Seller”), pursuant a certain Asset Purchase Agreement dated or to be dated on or about the date hereof, among Heisman, Seller, and the other parties thereto (the “Asset Purchase Agreement”), for an aggregate cash consideration on the closing date of the transactions not to exceed $2,300,000 (the “Specified Acquisition”), and to amend certain provisions of the Loan Agreement.

C.            Subject to the terms and conditions set forth below, Agent and Lenders party hereto are willing to consent to the consummation of the Specified Acquisition and amend the Loan Agreement as set forth herein.

In furtherance of the foregoing, the parties agree as follows:

Section 1.      CONSENTS.

(a)            Borrowers desire to have New Guarantor consummate the Specified Acquisition, which have an aggregate purchase price in excess of the limit prescribed for Permitted Acquisitions under the Loan Agreement, and to use the proceeds of Revolver Loans to pay the purchase price under the Asset Purchase Agreement. Notwithstanding the limitations set forth in the Loan Agreement regarding the aggregate consideration payable in any Fiscal Year with respect to Permitted Acquisitions, subject to the conditions precedent set forth below and the other terms and conditions and covenants set forth in this Consent and Amendment and in reliance upon the representations and warranties set forth herein, each of the undersigned Lenders hereby consents to New Guarantor’s entry into the Asset Purchase Agreement:

(i)            The Specified Acquisition complies with each clause in the definition of “Permitted Acquisition”, other than clause (d) thereof;

(ii)            The aggregate cash consideration paid in respect of the purchase price on the date the Specified Acquisition is consummated does not exceed $2,300,000;

(iii)            Availability (after giving pro forma effect to the Revolver Loans to be advanced to pay the purchase price in connection with the Specified Acquisition) shall be not less than $2,500,000;

(iv)            Agent shall have received, no later than the day of this Consent and Amendment, copies of the Asset Purchase Agreement and documentation relating thereto or drafts thereof, which shall be reasonably satisfactory to Agent; and

(v)            No later than the date that the Specified Acquisition is consummated, a Senior Officer of Borrower Agent shall deliver to Agent a certificate certifying that all requirements of clauses (a), (b) (c), and (e) of the definition of “Permitted Acquisition” have been satisfied.

(b)            Upon consummation of the Asset Purchase Agreement and satisfaction of the conditions and covenants set forth in this Consent and Amendment, Agent hereby agrees that New Guarantor shall be an Approved Guarantor under the Loan Agreement; provided, however, that (i) none of the Accounts or Inventory purchased or otherwise acquired pursuant to the Specified Acquisition shall be included in the calculation of the Borrowing Base until Agent has conducted field examinations and appraisals (which field examinations and appraisals shall be at the expense of Borrowers and shall not count towards the limits set forth in Section 10.1.1 of the Loan Agreement) reasonably required by it with results reasonably satisfactory to Agent, and the Person owning such Equipment, Accounts and Inventory, and (ii) in no event shall any “Eligible Inventory” (as defined in the Asset Purchase Agreement) be deemed to be “Eligible Inventory” under the Loan Agreement.

(c)            Notwithstanding Section 8.6.1 of the Loan Agreement, Agent and Lenders hereby consent to Inventory and Equipment of New Guarantor being located temporarily at one or more locations of Seller which will not continue as operating locations of New Guarantor, for a period not to exceed 90 days after the date hereof, after which New Guarantor shall be required to comply with Section 8.6.1.

(d)            Agent and Lenders acknowledge and agree that the aggregate purchase price of the Specified Acquisition shall not be included in the calculation of the aggregate dollar amount of Acquisitions permitted for the 2022 Fiscal Year as set forth in clause (d) of the definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement.

Section 2.      JOINDER OF NEW GUARANTOR.

(a)            Addition of New Guarantor as a Guarantor. New Guarantor irrevocably, unconditionally and absolutely assumes all the obligations of a Guarantor under the Loan Agreement (including, without limitation, the Facility Guaranty) and each other Loan Document and agrees that it is and shall be a Guarantor and bound as a Guarantor under the terms of the Loan Agreement and each other Loan Document as if New Guarantor had originally executed such documents as a Guarantor. New Guarantor (a) makes to Agent and Lenders the representations and warranties set forth in the Loan Agreement applicable to a Guarantor and confirms that such representations and warranties are true and correct in all material respects on and as of the date hereof, subject to disclosures set forth in the modifications to Schedules attached hereto as Annex A, (b) covenants with Agent and Lenders that it will observe and perform the terms and provisions of the Loan Agreement and the other Loan Documents to the same extent as if it originally executed such documents as a Guarantor, and (c) confirms that it has received a copy of the Loan Agreement and the other Loan Documents. The parties hereto agree that each reference in the Loan Agreement and the other Loan Documents, including this Consent and Amendment, to “Guarantor,” “Guarantors”, “Obligor”, “Obligors”, or terms of similar import shall be deemed to include New Guarantor.

(b)            Grant of Security Interest. To secure the payment and performance of all Obligations, New Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of New Guarantor, whether now owned or hereafter acquired, and wherever located, including all of the following Property: (a) all Accounts; (b) all Chattel Paper, including electronic chattel paper; (c) all Commercial Tort Claims; (d) all Deposit Accounts; (e) all Documents; (f) all General Intangibles, including Intellectual Property; (g) all Goods, including Inventory, Equipment and fixtures; (h) all Instruments; (i) all Investment Property; (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all cash, Cash Collateral, Cash Equivalents or monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender; (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing. To further secure the prompt payment and performance of all Obligations, New Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of New Guarantor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. New Guarantor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by New Guarantor, without inquiry into the authority or right of Agent to make such request.

(c)            New Guarantor’s Representative. New Guarantor hereby irrevocably appoints Borrower Agent as the agent, attorney-in-fact and legal representative of New Guarantor for all purposes under the Loan Documents, including receiving all notices and communications to Obligors (or any of them) from Agent or any Lender.

(d)            Further Assurances. In furtherance of its obligations under the Loan Agreement, New Guarantor agrees to deliver to Agent and Lenders such documentation as Agent may reasonably require to evidence, protect and perfect the Liens created by the Loan Agreement, as modified hereby. New Guarantor acknowledges the authorizations given to Agent and Lenders under the Loan Agreement, the other Loan Documents, and otherwise.

Section 3.      AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a)            Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in appropriate alphanumeric order:

Erroneous Payment: as defined in Section 12.11.4(a).

Payment Notice: as defined in Section 12.11.4(b).

Payment Recipient: as defined in Section 12.11.4(a).

(b)            Section 1.1 of the Loan Agreement is hereby amended by adding the following text at the end of the definition of “Base Rate” immediately prior to the period at the end thereof:

provided, that in no event shall the Base Rate be less than zero.

(c)            Section 1.1 of the Loan Agreement is hereby amended by adding the following text at the end of the definition of “LIBOR” immediately prior to the period at the end thereof:

; and provided further, that in no event shall LIBOR be less than zero.

(d)            Section 1 of the Loan Agreement is hereby amended by adding the following new Section 1.5 thereto immediately after Section 1.4:

1.5            Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder.

(e)            Section 3.1.3 of the Loan Agreement is hereby amended by deleting the reference “one, two or three months” therefrom and substituting in lieu thereof “one or three months”.

(f)            Section 3.6 of the Loan Agreement is hereby amended by deleting Section 3.6 in its entirety and replacing it with the following:

3.6            Inability to Determine Rates; Benchmark Replacement Setting.

3.6.1            Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (1) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (2) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (3) LIBOR for the requested Interest Period does not, in Lender’s good faith judgment, adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain LIBOR Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall be suspended, in each case until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.6.2            Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)            Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 2-month, 3-month, 6-month and 12 month U.S. Dollar LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of U.S. Dollar LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)            Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower Agent’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(c)            Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)            Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower Agent and Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e)            Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)            Definitions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 3.6.2, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)  For purposes of clause (a) of this Section 3.6.2, the first alternative set forth below that can be determined by Agent:

(a)            the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b)            the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section 3.6.2; and

(2)  For purposes of clause (b) of this Section 3.6.2, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent and Borrower Agent as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising Required Lenders.

“Early Opt-in Election” means the occurrence of: (a) a notification by Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the election by Agent to trigger a fallback from LIBOR and the provision by Agent of written notice of such election to Lenders.

“Floor” means zero percent (0%).

“Relevant Governmental Body” means the Federal Reserve System Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(g)            Section 12 of the Loan Agreement is hereby amended by deleting Section 12.11.3 in its entirety and replacing it with the following:

12.11.3            Return of Payments. If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it on demand without setoff, counterclaim, defense, or deduction of any kind. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

12.11.4            Erroneous Payments. Without limitation of any other provision in this Agreement:

(a)            If Agent notifies a Lender, Issuing Bank, or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank, or other Secured Party (any such Lender, Issuing Bank, other Secured Party or other recipient, a “Payment Recipient”), that Agent has determined in its sole discretion that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent and held in trust for the benefit of Agent, and such Lender, Issuing Bank, or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this Section 12.11.4(a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding Section 12.11.4(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case, then (1) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment.

(c)            Each Lender, Issuing Bank and Secured Party hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to Agent under Section 12.11.4(a) above or under the indemnification provisions of this Agreement.

(d)            Borrowers and each other Obligor hereby agree that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be contractually subrogated (irrespective of whether Agent may be equitably subrogated) to all the rights of such Lender, Issuing Bank, or other Secured Party under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from any Borrower or any other Obligor for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender, Issuing Bank, other Secured Party or Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by Agent from any Borrower or any other Obligor for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.

(e)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)            Each party’s obligations, agreements and waivers under this Section 12.11.4 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender, Issuing Bank, or other Secured Party, the termination of any Commitment or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h)            Section 14 of the Loan Agreement is hereby amended by adding the following new Section 14.17 thereto immediately after Section 14.17:

14.17            Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 14.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1 as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(i)            The Schedules to the Loan Agreement are modified as set forth on Annex A attached hereto.

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 4.      FURTHER AGREEMENTS. In order to induce Agent and Lenders to enter into this Consent and Amendment, Obligors covenant and agree as follows:

(a)            notwithstanding anything to the contrary in the Loan Agreement or in this Consent and Amendment, Borrowers shall deliver a Compliance Certificate to Agent as if a Reporting Trigger Period were in effect;

(b)            to deliver to Agent, no later than two Business Days after the filing thereof, a true, correct, and complete copy of any amendment to the certificate of formation of New Guarantor which changes the legal name of Guarantor, certified by the Secretary of State of New Guarantor’s state of incorporation; and

(c)            to deliver to Agent, no later than five Business Days after the date hereof, all certificates or instruments representing or evidencing the Equity Interests of New Guarantor pledged by Hy-Tech, together with an irrevocable stock power duly executed in blank.

Section 5.      CONDITIONS PRECEDENT. The parties hereto agree that the consent and amendments set forth in Section 1 and Section 3 above, and the joinder of New Guarantor as a Guarantor as set forth in Section 2, shall not be effective until the satisfaction of each of the following conditions precedent:

(a)            Documentation. Agent shall have received (i) a counterpart of this Consent and Amendment, duly executed and delivered by Borrowers, Guarantors and all Lenders then party to the Loan Agreement, and (ii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of Obligors, the authorization of this Consent and Amendment and any other legal matters relating to any Obligor or the transactions contemplated hereby.

(b)            Certificate Regarding New Guarantor. Agent shall have received a certificate of the secretary of New Guarantor, to which is attached, (i) New Guarantor’s certificate of incorporation certified by the Secretary of State of New Guarantor’s state of incorporation, as of a recent date, (ii) a copy of New Guarantor’s by-laws, (iii) a copy of the resolutions in form and substance reasonably satisfactory to Agent, of New Guarantor’s board or directors authorizing entry into this Consent and Amendment, including without limitation, the joinder of New Guarantor as a Guarantor hereunder, and (iv) a good standing certificate as of a recent date from the Secretary of State of New Guarantor’s state of incorporation and each jurisdiction in which New Guarantor is qualified to conduct business.

(c)            Opinion Letter. A favorable opinion of counsel for New Guarantor covering such matters as Agent may require.

(d)            Fees and Expenses. All fees and expenses of counsel to Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 6. REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENT

(a)            In order to induce Agent and Lenders to enter into this Consent and Amendment, each Borrower represents and warrants to Agent and Lenders as follows:

(i)            The representations and warranties made by such Borrower in Section 9 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(ii)            No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Consent and Amendment.

(b)            In order to induce Agent and Lenders to enter into this Consent and Amendment, each Borrower and each Guarantor represents and warrants to Agent and Lenders that (i) this Consent and Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation and (ii) the execution, delivery and performance by each Borrower and each Guarantor of this Consent and Amendment (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or third party, except for (A) such as have been obtained or made and are in full force and effect or (B) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (x) do not and will not violate any Applicable Law or the Organic Documents of such Borrower or such Guarantor, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (y) do not and will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (z) do not and will not result in the creation or imposition of any Lien on any asset of any Obligor, except Liens created under the Loan Documents.

Section 7.      MISCELLANEOUS.

(a)            Ratification and Confirmation of Loan Documents. Each Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendment set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the guaranties set forth in Section 15 of the Loan Agreement upon and after the effectiveness of the amendment contemplated hereby and, with respect to each Borrower and each Guarantor, the continuation and extension of the Liens granted under the Loan Agreement and Security Documents to secure the Obligations). Except as expressly set forth herein, this Consent and Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lenders, or Agent under the Loan Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Loan Documents, in each case, as amended by this Consent and Amendment. This Consent and Amendment shall for all purposes constitute a Loan Document.

(b)            Fees and Expenses. Borrowers shall pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Consent and Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c)            Headings. Section and subsection headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purpose or be given any substantive effect.

(d)            Governing Law; Waiver of Jury Trial. This Consent and Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e)            Counterparts. This Consent and Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Consent and Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)            Notices. All communications and notices hereunder shall be given as provided in the Loan Agreement as amended hereby.

(g)            Entire Agreement. This Consent and Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Consent and Amendment may be changed, modified, waived or cancelled orally or otherwise except in a writing signed by Agent for such purpose.

(h)            Enforceability; Severability. Should any one or more of the provisions of this Consent and Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto. Any provision of this Consent and Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(i)            Successors and Assigns. This Consent and Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

(j)            Guarantor Acknowledgement. Each Guarantor hereby: (i) consents to this Consent and Amendment and to the changes to the Loan Agreement to be effected by this Consent and Amendment; (ii) acknowledges that this Consent and Amendment does not in any way modify, limit, or release any of its obligations under the Loan Agreement; and (iii) acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Section 7 having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Consent and Amendment No. 9 to Second Amended and Restated Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

EXISTING GUARANTORS:

ATSCO HOLDINGS CORP.
JIFFY AIR TOOL, INC.,
BONANZA PROPERTIES CORP.,
CONTINENTAL TOOL GROUP, INC.
COUNTRYWIDE HARDWARE, INC.
EMBASSY INDUSTRIES, INC.
EXHAUST TECHNOLOGIES, INC.
HY-TECH ILLINOIS, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

NEW GUARANTOR:

HEISMAN ACQUISITION CORP.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

CONSENT, JOINDER AND AMENDMENT NO. 9 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Julianne Low
Name: Julianne Low
Title: Director

CONSENT, JOINDER AND AMENDMENT NO. 9 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page